UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018 (July 31, 2018)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

Victory Energy Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pro-Tech Acquisition

Stock Purchase Agreement

On July 31, 2018, Victory Oilfield Tech, Inc. (“Victory”) entered into a stock purchase agreement (the “Purchase Agreement”) with Pro-Tech Hardbanding Services, Inc., an Oklahoma corporation (“Pro-Tech”), and Stewart Matheson (the “Seller”), pursuant to which Victory purchased from the Seller 100% of Pro-Tech’s issued and outstanding common stock (the “Acquired Shares,” and such sale and purchase of the Acquired Shares, the “Acquisition”). The closing of the Acquisition (the “Closing”) also occurred on July 31, 2018 (the “Closing Date”).

The aggregate purchase price for the Acquired Shares was $1,600,000 paid as follows: (i) $150,000 that was previously deposited into an escrow account was released to the Seller (the “Deposit”); (ii) $350,000 in cash (the “Cash Portion”); (iii) the modification of the named beneficiary of two life insurance policies for which the Seller is the named insured (the “Policies”), the aggregate value of which is approximately $118,000 as of the Closing Date, from Pro-Tech to a beneficiary other than Pro-Tech to be determined by the Seller; (iv) 11,000 shares of Victory’s common stock, par value $0.001 per share (“Victory’s Common Stock”); (v) on the 60th day following the Closing Date, $300,000 in cash, to the extent that such amount of accounts receivable exist as of the Closing Date (the “Closing Receivables Payment”); and (vi) $700,000 in cash paid by Victory to the Seller over a period of two years following the Closing in equal quarterly installments of $87,500 each, with the first such installment payable on October 31, 2018 and the last such installment payable on July 31, 2020 (the “Deferred Portion”), provided that upon a change of control of Victory, the Deferred Portion shall become immediately due and payable.

Pursuant to the terms of the Purchase Agreement, the Cash Portion of the purchase price was decreased by the amount of any outstanding indebtedness for borrowed money of Pro-Tech existing as of the Closing Date, if any, and the deducted amount was to pay off such outstanding indebtedness for borrowed money at the Closing.

The Purchase Agreement contains customary representations, warranties and covenants, and includes a covenant that the Seller will not compete with the business of Pro-Tech for a period of five (5) years following the Closing. The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. The Seller’s indemnification obligations are limited to the sum of (i) the cash value of the Policies and (ii) to the extent actually paid to the Seller, the Deposit, the Cash Portion, the Closing Receivables Payment and the Deferred Portion.

The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.

Pledge and Security Agreement

Pursuant to the terms of the Purchase Agreement, on July 31, 2018 Victory entered into a pledge and security agreement with Pro-Tech and the Seller (the “Security Agreement”), which grants to the Seller a first priority security interest in the assets of Pro-Tech (the “Collateral”) and the Acquired Shares, to secure Victory’s obligation to pay to the Seller the Closing Receivables Payment and the Deferred Portion. The Security Agreement contains customary representations, warranties and covenants. Any uncured default in the payment of the Closing Receivables Payment and the Deferred Portion in accordance with the terms of the Security Agreement constitutes an event of default under the Security Agreement, the occurrence and continuation of which provides the Seller with certain rights and remedies, including the right to: (i) make such payments and do such acts as the Seller reasonably considers necessary to protect his security interest in the Collateral; (ii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral; and (iii) sell the Acquired Shares or the Collateral.

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The foregoing summary of the terms and conditions of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.

Kodak Loan

Loan Agreement and Note

On July 31, 2018, Victory entered into a loan agreement (the “Loan Agreement”) with Kodak Brothers Real Estate Cash Flow Fund, LLC, a Texas limited liability company (“Kodak”), pursuant to which Victory borrowed from Kodak $375,000 (the “Loan”) to fund payment for the Acquisition. The Loan is evidenced by a secured convertible promissory note, dated July 31, 2018 (the “Note”), in the principal amount of $375,000, which shall accrue interest at an annual rate of 10% (the “Interest Rate”) and has a maturity date of March 31, 2019 (the “Maturity Date”). Provided that Victory is not in default under the Note or the Loan Agreement, it may extend the Maturity Date to June 30, 2019 so long as Victory pays to Kodak a $9,375 extension fee. Under the Loan Agreement, Victory issued to Kodak a five-year warrant to purchase 375,000 shares of Victory’s Common Stock with an exercise price of $0.75 per share, which includes a cashless exercise provision (the “Warrant”).

The terms of the Note provide that Victory will pre-pay (i), upon the Closing, the interest due for the period from the Closing Date through December 31, 2018 in the amount of $15,625; (ii) on or before January 10, 2019, the interest due for the period from January 1, 2019 through March 31, 2019 in the amount of $9,375; and (iii) in the event Victory extends the Maturity Date, on or before April 10, 2019, the interest due for the period from April 1, 2019 through June 30, 2019 in the amount of $9,375.

Pursuant to the terms of the Note, at any time from and after the Maturity Date and prior to payment in full of the principal amount, Kodak may convert all or any portion of the outstanding principal amount plus all accrued but unpaid interest, into shares of Victory’s Common Stock at a conversion price of $0.75 per share or such lower price as shares of Victory’s Common Stock are sold to investors in the current, ongoing $5 million private placement, subject to certain adjustments. If Kodak elects to convert the Note into shares of Victory’s Common Stock, Victory will issue to Kodak a five-year warrant to purchase the number of shares of Victory’s Common Stock issuable upon conversion of the Note, at an exercise of $0.75 per share, including a cashless exercise provision, and upon such other terms as are mutually agreeable to the parties.

The Note contains customary events of default, the occurrence of which will cause the Interest Rate on the unpaid principal to increase to the lesser of: (i) 12% per annum; or (ii) the maximum interest rate permitted under applicable law.

The foregoing summary of the terms and conditions of the Loan Agreement, the Note and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note and the Warrant, each filed as an exhibit to this report.

Guaranty and Security Agreement

On July 31, 2018 and in connection with the Loan Agreement, Pro-Tech and Kodak entered into a guaranty and security agreement (the “Guaranty Agreement”), pursuant to which the Note is guaranteed by Pro-Tech and is secured by (i) a first priority interest in all of the assets of Victory, excluding the Acquired Shares and the Collateral, such first priority interest being pari passu with a prior security interest granted by Victory to Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG”); and (ii) a second priority interest in the Acquired Shares and the Collateral, such security interest being subordinated to the first priority lien on the Acquired Shares and the Collateral granted to the Seller under the Security Agreement.

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The foregoing summary of the terms and conditions of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.

Intercreditor Agreement

On July 31, 2018 and in connection with the Loan, Victory entered in an intercreditor agreement with Pro-Tech, Kodak, VPEG and the Seller (the “Intercreditor Agreement”), pursuant to which (i) VPEG agreed that, notwithstanding its automatic security interest in all the assets of Victory, including after-acquired assets, granted under the loan agreement, dated April 10, 2018, between Victory and VPEG and the related secured convertible promissory note (together, the “VPEG Loan Documents”), it will relinquish any claim it may have to a security interest in the Acquired Shares and the Collateral; (ii) VPEG agreed that Kodak’s security interest in the assets of Victory, excluding the Acquired Shares and the Collateral, is pari passu with VPEG’s security interest in such assets of Victory; and (iii) Kodak’s security interest in the Acquired Shares and the Collateral is subordinated to the Seller’s security interest in the Acquired Shares and the Collateral.

The foregoing summary of the terms and conditions of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 regarding the Acquisition is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Note is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under Item 1.01 regarding the Warrant is incorporated by reference into this Item 3.02. The issuance of the Warrant is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On August 2, 2018, Victory issued a press release regarding the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated July 31, 2018, issued by Victory Oilfield Tech, Inc. to Kodak Brothers All America Fund, LP
10.1	Stock Purchase Agreement, dated as of July 31, 2018, among Victory Oilfield Tech, Inc., Pro-Tech Hardbanding Services, Inc., and Stewart Matheson
10.2	Pledge and Security Agreement, dated July 31, 2018, by and among Victory Oilfield Tech, Inc., Pro-Tech Hardbanding Services, Inc., and Stewart Matheson
10.3	Loan Agreement dated as of July 31 2018, by and between Kodak Brothers Real Estate Cash Flow Fund, LLC and Victory Oilfield Tech, Inc.
10.4	Secured Convertible Promissory Note, issued by Victory Oilfield Tech, Inc. to Kodak Brothers Real Estate Cash Flow Fund, LLC on July 31, 2018
10.5	Guaranty and Security Agreement, dated July 31, 2018, by and between Pro-Tech Hardbanding Services, Inc. and Kodak Brothers Real Estate Cash Flow Fund, LLC
10.6	Intercreditor Agreement, dated as of July 31, 2018, by and among Victory Oilfield Tech, Inc., Pro-Tech Hardbanding Services, Inc., Kodak Brothers Real Estate Cash Flow Fund, LLC, Stewart Matheson, and Visionary Private Equity Group I, LP
99.1	Press Release, dated August 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	VICTORY OILFIELD TECH, INC.

/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

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